UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, Suite 304
La Mesa California, 91942
 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

(a)  On August 20, 2013, the Board of Directors of Bio Matrix Scientific Group, Inc. (the “ Company ”), in consultation with management, concluded that the Company’s previously issued financial statements for  the  quarter   ended March 31, 2013 filed on Form 10Q/A Amendment No 2 should not be relied upon due to errors in those financial statements.

The errors resulted from the accidental inclusion of certain line items by the Company’s EDGAR preparation service in the Company’s Consolidated Balance Sheets as of March 31, 2013 and September 30, 2012 presented within the filing by the Company’s EDGAR preparation service.

These errors consisted of the following:

Inclusion of the line item labeled  Deficit attributable to noncontrolling interest in subsidiary showing  balances of (1,708,998) and (536,961) for March 31, 2013 and September 30, 2012 respectively.

As the error resulted from human error in transcribing the financial statements into a format suitable for converting the documents into HTML  by the Company’s EDGAR preparation  service rather than error in the preparation of the financial statements, the Board of Directors of the Company determined that no discussions with the Company’s independent accountant regarding the matters disclosed in this  filing pursuant to this Item 4.02(a) were required and therefore no such discussions were conducted.

The Company is filing an amended Form 10-Q/A for the period ended March 31, 2013  containing  corrected Consolidated Balance Sheets for the year ended September 30, 2012 and March 31, 2013 concurrently with the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

Dated: August 20, 2013	By:	/s/ David Koos
David Koos Chief Executive Officer